UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2015

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington		98006-1350
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On November 18, 2015, T-Mobile US, Inc. (the “Company”) and certain subsidiaries entered into agreements pertaining to a $800,000,000 revolving securitization facility of unsecured handheld device installment plan receivables (the “EIP Receivables Facility”), of which, $650,000,000 is committed for 2 years and $150,000,000 is scheduled to expire on July 1, 2016.

In connection with the EIP Receivables Facility, T-Mobile Financial LLC, a wholly-owned subsidiary of the Company (“Finco”), and T-Mobile Handset Funding LLC, a special purpose entity and wholly-owned subsidiary of Finco (“T-Mobile Funding”), have entered into a Receivables Sale Agreement, dated as of November 18, 2015 (the “Receivables Sale Agreement”), by and between Finco, as seller, and T-Mobile Funding, as purchaser, pursuant to which Finco will from time to time sell and/or contribute certain of its unsecured handheld device installment plan receivables and related assets (collectively, the “Receivables”) to T-Mobile Funding. Immediately after purchasing the Receivables from Finco under the Receivables Sale Agreement, T-Mobile Funding will sell such Receivables to Royal Bank of Canada (“RBC”), as agent for certain financial institutions party thereto from time to time (collectively, the “Purchasers”), pursuant to a Receivables Purchase and Administration Agreement, dated as of November 18, 2015 (the “Receivables Purchase and Administration Agreement”), among T-Mobile Funding, Finco, the Company, RBC and the Purchasers.

Receivables will be sold to the Purchasers on a revolving basis throughout the term of the EIP Receivables Facility. On November 19, 2015, Receivables with an aggregate net outstanding balance of approximately $1.0 billion were sold to the Purchasers under the EIP Receivables Facility for a discounted cash purchase price of approximately $0.8 billion and a deferred purchase price payable from collections on the Receivables.

The Purchasers have limited rights of recourse against T-Mobile Funding with respect to transfers of the Receivables under the Receivables Purchase and Administration Agreement, pursuant to which T-Mobile Funding will be required to repurchase certain written-off Receivables and ineligible Receivables and deposit cash or replacement Receivables in certain circumstances for contracts terminated by customers under the Company’s JUMP! program. T-Mobile Funding, in turn, has parallel limited rights of recourse against Finco under the Receivables Sale Agreement.

Finco will service and administer the Receivables and related rights on behalf of T-Mobile Funding for a monthly servicing fee. The Company will provide a performance guarantee of the obligations of Finco, in its capacities as servicer under the Receivables Purchase and Administration Agreement and seller under the Receivables Sale Agreement.

The EIP Receivables Facility contains representations and warranties, affirmative and negative covenants, and events of default that are similar to comparable securitization transactions.

While the transaction has been structured as a sale for accounting and legal purposes, the Company will not treat the transaction as a sale for federal and state tax purposes.

This summary of the EIP Receivables Facility does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Receivables Sale Agreement and the Receivables Purchase and Administration Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 — Financial Statements and Exhibits

The following exhibits are furnished as part of this report:

(d) Exhibits:

Exhibit	Description

10.1	Receivables Sale Agreement, dated as of November 18, 2015, by and between T-Mobile Financial LLC, as seller, and T-Mobile Handset Funding LLC, as purchaser.

10.2	Receivables Purchase and Administration Agreement, dated as November 18, 2015, by and among T-Mobile Handset Funding LLC, as transferor, T-Mobile Financial LLC, as servicer, T-Mobile US, Inc., as performance guarantor, Royal Bank of Canada, as administrative agent, and certain financial institutions party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

November 20, 2015	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer